UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022 (February 4, 2022)

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 CUTTER MILL ROAD, SUITE 322,

GREAT NECK, NY, 11021

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SGLY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

New employment agreement with the COO

Effective February 8, 2022, Singularity Future Technology Ltd. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with its Chief Operating Officer, Ms. Jing Shan. The Employment Agreement began on February 8, 2022 and will terminate on August 4, 2024. The term shall automatically be extended for a one-year period in the absence of notice of non-renewal provided at least 30 days prior to the anniversary date of the Employment Agreement. Ms. Shan will receive a salary $200,000 per year. A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Stock award agreements with certain executive officers

On February 4, 2022, the Board and the Compensation Committee approved a one-time award of a total of 500,000 shares of common stock from the shares reserved under the Company’s 2021 Stock Incentive Plan (the “Plan”) to certain executive officers of the Company, including Chief Executive Officer, Yang Jie (300,000 shares), COO, Jing Shan (100,000 shares), and Chief Technology Officer, Shi Qiu (100,000 shares).

The grants described above were made on the terms of the Company’s Form of Plan Stock Award Agreement, as amended and previously filed as Exhibit 10.1 to the quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 12, 2016, which are incorporate herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement by and between Ms. Jing Shan and Singularity Future Technology Ltd., dated February 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGULARITY FUTURE TECHNOLOGY LTD.

Date: February 8, 2022	By:	/s/ Yang Jie
	Name:	Yang Jie
	Title:	Chief Executive Officer